UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2013

WESTMOUNTAIN GOLD, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2186 S. Holly St., Suite 104, Denver, CO 80222
 (Address of principal executive offices including zip code)

(303) 800-0678
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

123 North College Ave, Ste 200, Ft. Collins, Colorado 80524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

WestMountain Gold, Inc. (“WestMountain”) (OTCQB: WMTN), an emerging mineral exploration and development company, today announced it has signed a letter of intent (LOI) to acquire Raven Gold Alaska, Inc. (“Raven”) remaining interest in the Terra Project in Alaska.  Upon closing, this transaction will give WMTN 100% ownership in the project, which the Company expects to yield greater than 1,000,000 ounces of gold over the life of the mine.

Under terms of the proposed transaction, which is subject to customary closing conditions, WestMountain will acquire Raven’s interest for $6.0 million in cash and 750,000 shares of restricted common stock.  The closing will occur in stages with WMTN making the following milestone payments:

●	April 15, 2013: $3.0 million in cash and 750,000 shares of common stock bearing a two-year hold period.

●	July 15, 2013: $2.0 million in cash.

●	April 15, 2014: $1.0 million in cash.

●
Going forward, Raven will be paid sliding scale NSR royalty of 0.5% to 3% on precious metals (3% above $1,500 gold price) and a flat 2% NSR royalty on all base metals.  Also as part of the transaction, WestMountain will complete its vesting requirements with International Tower Hill Mines Ltd. with a payment of $150,000 in cash and 250,000 shares of West Mountain common stock.

The above description is intended only as a summary of such agreement.  The above agreement is filed as Exhibit 10.1 and is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Letter of Intent dated February 19, 2013 by and between Terra Gold Corporation and Raven Gold Alaska, Inc.
99.1	Press Release dated February 20, 2013 concerning the Letter of Intent.

 .
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Index Advisor, Inc.

By:	/s/ Gregory Schifrin
Gregory Schifrin, CEO

February 25, 2013

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Letter of Intent dated February 19, 2013 by and between Terra Gold Corporation and Raven Gold Alaska, Inc.
99.1	Press Release dated February 20, 2013 concerning the Letter of Intent.